UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015 (May 15, 2015)

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 SE 17th Street, Suite 300	33316
Fort Lauderdale, Florida	(Zip Code)
(Address of Principal Executive Offices)

(954) 315-4939

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

New Credit Facility

On May 18, 2015, Cyalume Technologies Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into a credit agreement with Monroe Capital Management Advisors, LLC as administrative agent and lead arranger (the “Agent”) and the various lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for a total borrowing commitment of $25 million (the “Credit Facility”) in the form of a $18 million term loan (“Term Loan”), a $5 million revolving loan (“Revolving Loan”), and a $2 million delayed draw term loan (“Delayed Term Loan”, and together with the Term Loan and Revolving Loan, each a “Loan” and collectively “Loans”).

Pursuant to the Credit Agreement, at the closing the Company borrowed an aggregate principal amount equal to $21 million ($18 million under the Term Loan and $3 million under the Revolving Loan), less closing fees and expenses. The drawn proceeds from the Credit Facility were used to repay the Company’s senior debt with TD Bank, N.A., repay the Company’s subordinated debt with Granite Creek Partners Agent, LLC, and retire the Company’s amended and restated promissory note in favor of JFC Technologies, LLC. The remainder of the proceeds are for the Company’s general working capital purposes.

Under the terms of the Credit Facility, the Company is able to borrow under the Revolving Loan in an amount not to exceed the lesser of: (i) $5 million; and (ii) the sum of 85% of all eligible accounts plus 60% of all eligible inventory. Additionally, while the Loans are outstanding the Company must maintain: (a) a fixed charge coverage ratio of 1.25 to 1.00; (b) a senior debt to EBITDA ratio of 4.50 to 1.00, decreasing to 1.50 to 1.00 over the term of the Loans; and (c) a twelve month trailing EBITDA, measured quarterly, in the amount of $4,750,000, increasing to $7,000,000 over the term of the Loans.

All amounts advanced under the Credit Facility bear interest at a rate per annum equal to the greater of: (a) 1.00%; and (b) the quotient of (i) the one month LIBOR rate, divided by (ii) the difference of one minus the stated maximum reserve percentage to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities; plus 9.00%. In the event the Agent reasonably determines that adequate means do not exist for determining the LIBOR rate, or the LIBOR rate does not adequately or fairly represent the cost of making the Loans, then the Loans shall bear interest at a rate per annum equal to the greater of: (a) the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York; (b) the prime rate as reported by the Wall Street Journal; and (c) the one month LIBOR rate plus 1%; plus 8.00%. Interest payments are payable in arrears on the last business day of each calendar month, upon a prepayment of a Loan, and at maturity. Following the occurrence of, and during the continuance of, an “Event of Default,” as defined in the Credit Facility, the interest rate will increase by 2%.

The Term Loan provides for quarterly amortization payments on the last day of each calendar quarter, commencing on June 30, 2015, in an aggregate principal amount equal to $112,500, increasing to $225,000 on June 30, 2016, and increasing to $450,000 on June 30, 2017, with the balance payable on the termination date of May 18, 2020 (the “Termination Date”). The Delayed Term Loan provides for quarterly amortization payments on the last day of each calendar quarter, commencing on December 31, 2015, in an aggregate principal amount equal to 0.625% of the original principal amount of the Delayed Term Loan, increasing to 1.25% on June 30, 2016, and increasing to 2.5% on June 30, 2017, with the balance payable on the Termination Date. The Revolving Loan is payable on the Termination Date.

The Credit Agreement includes usual and customary mandatory prepayment provisions for transactions of this type that are triggered by the occurrence of certain events. In addition, the amounts advanced under the Credit Facility can be optionally prepaid in whole or part. The Credit Facility is secured by a first priority lien on substantially all of the assets of the Company and its subsidiaries.

The foregoing summary provides only a brief description of the Credit Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Issuance of Series D Preferred Stock

Also on May 18, 2015, in connection with, and as a condition to the consummation of, the Credit Facility, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Monroe Capital Corporation, Monroe Capital Senior Secured Direct Loan Fund LP, Monroe Capital Senior Secured Direct Loan Fund (Unleveraged) LP and Monroe Capital Partners Fund II, LP (collectively, the “Subscribers”), pursuant to which the Company issued to the Subscribers an aggregate of ten shares of newly-designated Series D convertible preferred stock of the Company, par value $0.001 per share (the “Series D Preferred Stock”).

The shares of Series D Preferred Stock have the rights and preferences set forth in the Certificate of Designation of Series D Convertible Preferred Stock which was filed by the Company with the Secretary of State of the State of Delaware on May 15, 2015 (the “Series D Certificate of Designation”). Pursuant to the Series D Certificate of Designation, each share of Series D Preferred Stock ranks senior to the Company’s common stock (the “Common Stock”) and the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and junior to the Company’s Series C Preferred Stock (the “Series C Preferred Stock”), with respect to the distribution of assets upon liquidation, dissolution or winding up of the Company. Upon the Company’s liquidation, sale to or merger with another corporation or other “Change of Control” (as such term is defined in the Series D Certificate of Designation), after payment to the holders of Series C Preferred Stock of $3,000 per share of Series C Preferred Stock (the “Series C Base Liquidation Value”) and before any payment shall be made to the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock (and before any payment shall be made to the holders of Series C Preferred Stock in excess of the Series C Base Liquidation Value), each share of Series D Preferred Stock would be entitled to a liquidation preference in an amount equal to the amount per share that would have been payable had all shares of Series D Preferred Stock been converted into Common Stock immediately prior to such event in accordance with the terms of the Series D Certificate of Designation, excluding for purposes of such calculation the liquidation preference payable to the holders of Series A Preferred Stock and the holders of Series B Preferred Stock (the “Liquidation Value”). If at any time the Company redeems the outstanding shares of Series A Preferred Stock or Series C Preferred Stock, the holders of the Series D Preferred Stock would have the right to elect to cause the Company to redeem, out of funds legally available therefore, all but not less than all of the then outstanding shares of Series D Preferred Stock, for a price per share equal to the Liquidation Value for such shares; provided that, prior to the Company paying the full redemption price for all outstanding shares of Series D Preferred Stock, the Company would not be permitted to pay (i) any amounts in excess of the Series C Base Liquidation Value upon the redemption of shares of Series C Preferred Stock or (ii) any amounts upon the redemption of shares of Series A Preferred Stock.

Holders of the Series D Preferred Stock are entitled to convert at any time all or any portion of the shares of Series D Preferred Stock into a number of shares of Common Stock initially equal to 752,807.8 shares of Common Stock per share of Series D Preferred Stock (the “Conversion Number”), such that the ten shares of Series D Preferred Stock issued pursuant to the Subscription Agreement will initially be convertible into a number of shares of Common Stock representing approximately 7.5% of the total number of shares of Common Stock outstanding, calculated on a fully-diluted basis, assuming the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock. The Conversion Number is subject to customary adjustments, including for dividends, stock splits and other reorganizations affecting the Common Stock. Each share of Series D Preferred Stock will automatically convert into shares of Common Stock on the tenth anniversary of its original issuance date, at the then-current Conversion Number.

Pursuant to the Series D Certificate of Designation, the holders of Series D Preferred Stock are entitled to preemptive rights with respect to future issuances by the Company of equity securities, subject to certain exceptions. Such preemptive rights would not apply to any transferee of shares of Series D Preferred Stock, other than an affiliate of the Subscribers or any person or entity to which a Subscriber assigns all or a portion of such Subscriber’s interest in the Credit Agreement, which holds less than five shares of Series D Preferred Stock.

The Series D Preferred Stock does not have any voting rights, except that the written consent of the holders of a majority of the then-outstanding Series D Preferred Stock shall be required for the Company to take certain actions, including the amendment of its certificate of incorporation or bylaws in a manner that adversely affects the relative rights, preferences, privileges or powers of holders of Series D Preferred Stock.

Also in connection with the consummation of the Credit Facility and the issuance of the Series D Preferred Stock, effective as of May 15, 2015, the existing Certificates of Designation of each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock was amended and restated to modify the rights and preferences thereof, as set forth in the Second Amended and Restated Certificate of Designation of the Series A Preferred Stock, the Amended and Restated Certificate of Designation of the Series B Preferred Stock and the Amended and Restated Certificate of Designation of the Series C Preferred Stock, each of which was filed by the Company with the Secretary of State of the State of Delaware on May 15, 2015. Among other things, such amended and restated Certificates of Designation reflected changes to reflect the relative rights, privileges and preferences of the Series D Preferred Stock, as described above.

Also on May 18, 2015 and in connection with the Credit Facility and the Subscription Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company granted unlimited piggy-back registrations to the Subscribers, subject to certain limitations as set forth in the Registration Rights Agreement, to register the resale of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock.

The foregoing summary provides only a brief description of the Subscription Agreement, the Second Amended and Restated Certificate of Designation of the Series A Preferred Stock, the Amended and Restated Certificate of Designation of the Series B Preferred Stock, the Amended and Restated Certificate of Designation of the Series C Preferred Stock, the Series D Certificate of Designation and the Registration Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which are attached hereto as Exhibits 10.2, 3.1, 3.2, 3.3, 3.4 and 10.3, respectively, and incorporated herein by reference.

Warrant Issued to Dragonfly Capital Partners, LLC

Also on May 18, 2015, pursuant to the terms of a letter agreement previously entered into between the Company and Dragonfly Capital Partners, LLC (“Dragonfly”) pursuant to which Dragonfly provided advisory services to the Company in connection with the Company’s debt financing, the Company paid to Dragonfly cash in the amount of $785,000 and issued to Dragonfly a warrant to purchase from the Company up to an aggregate of 1,003,744 shares of Common Stock (subject to customary adjustments) at an exercise price of $0.05 per share (the “Warrant”). The Warrant expires on May 18, 2020. The Warrant allows for the exercise of the Warrant by means of a “cashless exercise,” and grants piggy-back registration rights to Dragonfly, subject to certain limitations as set forth in the Warrant, to register the resale of the shares of Common Stock issuable upon exercise of the Warrant.

The foregoing summary provides only a brief description of the Warrant. The summary does not purport to be complete and is qualified in its entirety by the full text of such document, a copy of which is attached hereto as Exhibit 3.5 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On May 18, 2015, upon the consummation of the Credit Facility, the Company paid in full all amounts due under (i) the Amended and Restated Revolving Credit and Term Loan Agreement, dated July 29, 2010, as amended (the “Senior Credit Agreement”), by and among the Company, Cyalume Technologies, Inc. (“CTI”), certain of the Company’s other direct and indirect domestic subsidiaries party thereto from time to time as guarantors and TD Bank, N.A., as administrative agent and lender, (ii) the Subordinated Loan Agreement, dated July 29, 2010, as amended (the “Subordinated Loan Agreement”), by and among the Company, CTI, certain of the Company’s other direct and indirect domestic subsidiaries party thereto from time to time as guarantors, Granite Creek Flexcap I, L.P., Patriot Capital II, L.P. and Granite Creek Partners Agent, L.L.C., as administrative agent, and (iii) the amended and restated promissory note, dated November 19, 2013, as amended, previously issued by the Company to JFC Technologies, LLC (the “JFC Note”), such that each of the Senior Credit Agreement, the Subordinated Loan Agreement and the JFC Note was paid in full and the Company has no further financial obligations thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of Series D Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the shares of Series D Preferred Stock by the Company under the Subscription Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act.  The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Series D Preferred Stock is incorporated into this Item 3.02 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

On May 21, 2015, the Company issued a press release regarding the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on May 15, 2015.

3.2	Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on May 15, 2015.

3.3	Amended and Restated Certificate of Designation of Series C Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on May 15, 2015.

3.4	Certificate of Designation of Series D Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on May 15, 2015.

3.5	Warrant to Purchase Common Stock, dated May 18, 2015.

10.1	Credit Agreement, dated May 18, 2015.

10.2	Subscription Agreement, dated May 18, 2015.

10.3	Registration Rights Agreement, dated May 18, 2015.

99.1	Press release issued May 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Date: May 21, 2015

Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on May 15, 2015.

3.2	Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on May 15, 2015.

3.3	Amended and Restated Certificate of Designation of Series C Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on May 15, 2015.

3.4	Certificate of Designation of Series D Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on May 15, 2015.

3.5	Warrant to Purchase Common Stock, dated May 18, 2015.

10.1	Credit Agreement, dated May 18, 2015.

10.2	Subscription Agreement, dated May 18, 2015.

10.3	Registration Rights Agreement, dated May 18, 2015.

99.1	Press release issued May 21, 2015.

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